EXHIBIT 11
                                                                     PAGE 1 OF 2

                           TELESCAN, INC. & SUBSIDIARY
                        CALCULATION OF EARNINGS PER SHARE

                                                               QUARTER ENDED                              NINE MONTHS ENDED
                                                               SEPTEMBER 30,                                  SEPTEMBER 30,
                                                    -------------------------------------         ----------------------------------
                                                          1998                  1997                     1998                1997
                                                    ----------------     ----------------         ----------------       -----------
BASIC:
Weighted average number of
shares of common stock ....................               11,075,127           10,782,460               11,026,120        10,755,224
Assumed exercise of certain
    stock options .........................                     --                   --                       --                --
                                                    ----------------     ----------------         ----------------       -----------
                                                          11,075,127           10,782,460               11,026,120        10,755,224
                                                    ================     ================         ================       ===========

Net income (loss) .........................         $         30,888     $        392,264         $     (1,033,700)      $   575,302
                                                    ================     ================         ================       ===========

BASIC EARNINGS  PER SHARE:
Net income (loss) .........................         $           0.00     $           0.04         $          (0.09)      $      0.05
                                                    ================     ================         ================       ===========

DILUTED:
Weighted average number of
shares of common stock ....................               11,075,127           10,782,460               11,026,120        10,755,224
Assumed exercise of certain
    stock options .........................                  125,056              311,928                     --             275,024
                                                    ----------------     ----------------         ----------------       -----------
                                                          11,200,183           11,094,388               11,026,120        11,030,248
                                                    ================     ================         ================       ===========

Net income (loss) .........................         $         30,888     $        392,264         $     (1,033,700)      $   575,302
                                                    ================     ================         ================       ===========

DILUTED EARNINGS PER SHARE: ...............         $           0.00     $           0.04         $          (0.09)      $      0.05
                                                    ================     ================         ================       ===========

                           TELESCAN, INC. & SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2


                                                           DAYS        WEIGHTED
                                            SHARES      OUTSTANDING     SHARES
                                          ----------    ----------    ----------

QUARTER ENDED SEPTEMBER 30, 1998:

Balance June 30, 1998 ................    11,074,742            92    11,074,742

Common stock issuances ...............           514          68.9           385
                                          ----------    ----------    ----------

Balance September 30, 1998 ...........    11,075,256                  11,075,127
                                          ==========                  ==========

NINE MONTHS ENDED SEPTEMBER 30,
1998:

Balance December 31, 1997 ............    10,924,382           273    10,924,382

Common stock issuances ...............       150,874         184.1       101,738
                                          ----------    ----------    ----------

Balance September 30, 1998 ...........    11,075,256                  11,026,120
                                          ==========                  ==========